EX-10.8
HONGTEX  HONG  KONG  LETTER  OF  INTENT

     54  Hazard  Avenue,  Suite  270
Enfield,  Connecticut  06082
Phone/Fax  (860)  763-4222

                        Beacon Light Holding Corporation
July  16,  1999

Mr.  Wong,  President
Hongtex  Hong  Kong
Hong  Kong

Re:     Stock  Purchase  of  Hongtex  Hong  Kong,  Hongtex  BVI  and  Cityford

Dear  Mr.  Wong:

The purpose of this letter of intent is to outline the preliminary discussions and negotiations we have had regarding the proposed purchase of all issued and outstanding stock of Hongtex Hong Kong, Hongtex BVI Holding Company and 51% of City Ford and City Rich (the "Company") from the undersigned stockholders (the "Sellers") by Beacon Light Holding Corporation, a Nevada corporation with its corporate headquarters located in New York, New York, the acquisition corporation (the "Buyer"). Any agreement between us (except for the binding provisions of paragraphs 5, 6, 7, 8, 9, and 10 below) shall be subject to execution of an Agreement of Sale and other final documentation in forms satisfactory to the Sellers, the Buyer and each of their counsel. This letter of intent does not contain all matters on which agreement must be reached in order for sales transaction to be consummated as it is intended solely as an outline of certain material terms.

Based on Buyer's knowledge of the Company and its assets, the purchase of all the issued and outstanding stock of the Company will be made under the following general terms and conditions, subject to the agreement of the parties.

1. Purchase Price. Buyer will purchase and the Sellers will sell all the issued and outstanding stock of the Company for an aggregate consideration of 8 million 144 restricted shares of Beacon Light Holding Corporation, non-tradable for a period of one year from date of issuance (the "Purchase Price"). In addition, Buyer via Union Crown Investment, will make a banking facility available for Hongtex, opening and T/R of $44 million HKD and a $6 million HKD overdraft facility within an acceptable time frame after the completion of the formalized contract between the Buyer and Seller. Buyer intends that Mr. Wong will stay on as a director of the Company for an agreed monthly remuneration plus a 20% profit sharing of the Company's combined net profit on a yearly basis. It is further suggested that the China partner and Mr. Wong will share the 49% shares equally between them.

2. Definitive Agreement. Promptly after the date of your acceptance of this letter of intent, Buyer and Sellers will engage in good faith negotiations with a view to executing a definitive Agreement of Sale within 15 days. The Agreement of Sale will contain representations, warranties, covenants,



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conditions and indemnities of the Sellers which are customary to transactions of the type described herein including, but not limited to, representations as to accuracy and completeness of the financial statements of the Company, disclosure of all contracts, commitments and liabilities, direct or contingent, the due organization and proper capitalization of the Company, the compliance by the
Company  with  applicable  provisions  of  law  and   regulations,  and  similar
provisions. The Agreement of Sale will also contain representations and Warranties of Buyer which are customary to transactions of the type described herein including but not limited to, representations as to the due organization and proper capitalization of Buyer, and the compliance by Buyer with applicable provisions of law and regulation.

2.     Conditions  to  Closings.     The  closing  of  this transaction shall be
subject to the certain conditions to closing including but not limited to the following:

a. Buyer's completion to its satisfaction of its due diligence investigation, including investigation of the business and financial condition of the Company.

b. The approval of the transaction and the Agreement of Sale by the Board of Directors of the Buyer.

c. There shall have no material adverse change in the business or prospects of the Company between the execution of this letter of intent and the closing of the transaction contemplated hereby.

d. The negotiation and execution of an Agreement of Sale mutually acceptable to the parties herein that contains representations warranties, covenants, conditions, and indemnities customarily in transactions of this type.

e. That at closing all of the issued and outstanding stock of the Company will be transferred to Buyer free and clear of all encumbrances, security agreements and restrictions.

f. Discussions acceptable to Buyer shall have been had with material suppliers related to the continuation of supplier relations and customers of the Company, with the understanding that all discussions and communications with such suppliers and customers will be with the consent and cooperation of the Company.

g. That prior to closing all indebtedness of the Company to the Sellers of any affiliates of the Company of the Sellers shall have been satisfied in full or forgiven with no adverse tax consequences to the Company, and all indebtedness of the Sellers and their affiliates to the Company shall have been paid in full.

h. That prior to closing monthly reporting procedures acceptable to the Sellers and their professional advisors shall be established.

4.     Property.     Buyer  and  Seller  will work with the banks to negotiate a mutually  satisfactory  transfer  of  the  present  facility  to the new owners.

5.     Expenses.     Each  of  the  parties hereto shall pay its own expenses in connection  with  the  transaction  contemplated  hereby.

6.     Due  Diligence.     The  consummation  of  the  transaction  contemplated
hereby will be subject to the satisfactory completion of a due diligence review of the Company by the Buyer.

7. Confidentiality. Without the express written consent of all the parties hereto, each of the parties hereto agrees to maintain in confidence and not disclose to any other person the existence of this letter, the terms of the proposed transaction or the information delivered in connection with the proposed due diligence investigation.

8.     Governing  Law.     This  Letter  of  Intent  shall  be  governed  by the
substantive  laws  of  Hong  Kong.

9.     Conduct  of  Business.     The Sellers agree that, pending negotiation of
the Agreement of Sales, they will cause the Company to operate its business only in the usual, regular and ordinary course of its business.

10. In the event that at any time the Buyer determines not to proceed with the transaction contemplated hereby, the Buyer will formally terminate this letter of intent.

11. THIS LETTER OF INTENT IS NOT, AND YOUR ACCEPTANCE HEREUNDER DOES NOT CONSTITUTE AN AGREEMENT TO CONSUMMATE THE TRANSACTION DESCRIBED HEREIN, OR ANY AGREEMENT TO ENTER INTO A FORMAL CONTRACT WITH RESPERCT TO SUCH TRANSACTION. IT IS UNDERSTOOD THAT THIS LETTER IS MERELY A STATEMENT THEREOF AND PROPOSAL TO PROCEED PROPTLY AND IN GOOD FORM TO WORK OUT ARRANGEMENTS WITH REGARD TO THE
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

12. All previous agreements made before this letter are now to be considered null and void.

If the foregoing is acceptable and sets forth our mutual understanding concerning these matters, please so indicate by signing below and returning a fully signed original to us on or before August 1, 1999.

                        BEACON LIGHT HOLDING CORPORATION


By:  /s/Jerry  Gruenbaum                           7/16/99
   ---------------------------                     -------
     Jerry  Gruenbaum,  President                    Date

Accepted  and  agreed  to  the  19th  day  of  July,  1999.


By:  /s/  Wong  Ko  Tung                           7/19/99
    --------------------                           -------
     Wong  Ko  Tung,  Director                      Date





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